UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 North Rapids Road, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2016, County Bancorp, Inc. (the “Company”), the holding company for Investors Community Bank, a Wisconsin state chartered bank, redeemed all 15,000 shares of the Company’s  Noncumulative Perpetual Preferred Stock, Series C (the “SBLF Preferred Stock”).  The SBLF Preferred Stock had been issued to the United States Department of the Treasury in August 2011 in connection with the Company’s participation in the Small Business Lending Fund program.  The SBLF Preferred Stock was redeemed at its liquidation value of $1,000 per share plus accrued dividends for a total redemption amount of $15,021,667.  The redemption was approved by the Federal Reserve Bank of Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTY BANCORP, INC.

Date: February 24, 2016	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary